M3 Engineering & Technology Corporation
2051 W. Sunset Road, Ste. 101
Tucson, Arizona 85707

CONSENT OF THIRD-PARTY QUALIFIED PERSON
M3 Engineering & Technology Corporation (“M3”), in connection with the filing of the Hycroft Mining Holding Corporation Annual Report on Form 10-K, consent to:
•the filing and use of the technical report summary titled “Hycroft Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA” (the “Technical Report”), with an effective date of July 31, 2019, as an exhibit to and referenced in the Form 10-K;
•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report; and
•the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-K.
M3 also consents to the incorporation by reference in Hycroft Mining Holding Corporation’s registration statement on Form S-8 (No. 333-249620) of the above items as included in the Form 10-K.
M3 is responsible for authoring, and this consent pertains to, the following Sections of the Technical Report Summary:
•Section 2: Introduction
•Section 10: Mineral Processing and Metallurgical Testing
•Section 14: Recovery Methods
•Section 15: Project Infrastructure
•Section 18: Capital and Operating Costs
•Section 19: Economic Analysis
•Section 24: References
•Section 25: Reliance on Other Experts
•Corresponding Subsections of Section 1: Executive Summary
•Corresponding Subsections of Section 18: Capital and Operating Costs
•Corresponding Subsections of Section 22: Interpretation and Conclusions
•Corresponding Subsections of Section 23: Recommendations

March 24, 2020

/s/ M3 Engineering & Technology Corporation
Signature of Authorized person for M3 Engineering & Technology Corporation, a Qualified Third-Party Firm

M3 Engineering & Technology Corporation
Print name of Authorized Person for M3 Engineering & Technology Corporation, a Qualified Third-Party Firm